UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2013

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws. Effective February 15, 2013, the Board of Directors adopted amendments to the Spansion Inc. Amended and Restated Bylaws changing from plurality voting to majority voting in uncontested director elections. Under the amendments, in order to be elected in an uncontested election, the number of votes cast “for” a nominee must exceed the number of votes “against.” The amendments further establish procedures for the Nominating and Corporate Governance Committee, or another committee of the Board of Directors or the full Board, to consider resignations tendered by any incumbent director failing to receive an affirmative vote of the majority of the votes cast with respect to his or her election.

The description of the Amended and Restated Bylaws of Spansion Inc. is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of Spansion Inc., which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Spansion Inc.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2013	SPANSION INC.

	By:	/s/ Scot A. Griffin
Name: Scot A. Griffin Title: Corporate Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Spansion Inc.